UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2011
Stamps.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26427	77-0454966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12959 Coral Tree Place, Los Angeles, CA	90066-7020
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:        (310) 482-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2011, Stamps.com Inc. (the “Company”) held its annual meeting of shareholders in Los Angeles, California (“Annual Meeting”). As of April 21, 2011, the Company’s record date, there were a total of 14,349,928 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 13,458,774 shares of common stock were represented in person or by proxy and, therefore, a quorum was present.

The shareholders of the Company voted on the following items at the Annual Meeting:

1.     To elect one director to hold office until the 2014 Annual Meeting of Stockholders;

2.     To approve, on an advisory basis, our executive compensation;

3.     To vote, on an advisory basis, on the frequency of future advisory votes on our executive compensation; and

4.     To ratify the appointment of Ernst & Young LLP as our independent auditors for 2011.

Votes regarding the election of the director nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes
Ken McBride	7,814,381	4,253,854	1,390,539

Based on the votes set forth above, the director nominee was duly elected.

The proposal to approve, on an advisory basis, our executive compensation received the following votes:

For	Against	Abstain	Broker Non-Votes
11,425,936	96,112	546,187	1,390,539

Based on the votes set forth above, the stockholders advised that they were in favor of the executive compensation.

The proposal to approve, on an advisory basis, the frequency of future advisory votes on our executive compensation received the following votes:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
6,099,492	92,684	5,344,100	531,959	1,390,539

Based on the votes set forth above, the non-binding advisory vote on the frequency of votes on executive officer compensation, the stockholders advised that they would like the Company to hold an advisory vote on executive compensation at each annual meeting of stockholders.

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2011 received the following votes:

For	Against	Abstain	Broker Non-Votes
13,417,032	32,745	8,997	—

Based on the votes set forth above, the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2011 was duly ratified.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stamps.com Inc.
(Registrant)

June 16, 2011	/s/ Kenneth McBride
Date	(Signature)

Kenneth McBride,
Chief Executive Officer